news release

GODADDY REPORTS SECOND QUARTER 2021 EARNINGS RESULTS
Revenue increases more than 15% year over year

TEMPE, Ariz., August 4, 2021 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the second quarter ended June 30, 2021.

“We're pleased with the strong quarter, and we're even more excited about the incredible journey we see ahead for GoDaddy,” said GoDaddy CEO Aman Bhutani. “With strong secular tailwinds and great products on the way, we're excited to do more for Everyday Entrepreneurs than we've ever been able to do before.”

“GoDaddy is a special place with an incredible vision, and I'm thrilled to be a part of it,” said GoDaddy CFO Mark McCaffrey. “There's an immense long-term opportunity, and GoDaddy has the resources and people we need to pursue that opportunity in a way that serves our customers and creates value for shareholders.”

Consolidated Second Quarter Financial Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change

	(in millions)
GAAP Results
Revenue	$931.3	$806.4	15.5%	$1,832.4	$1,598.4	14.6%
Net cash provided by operating activities	$209.4	$168.1	24.6%	$430.7	$401.4	7.3%
Net income (loss)	$46.9	$(673.2)	NM	$57.7	$(630.0)	NM
Non-GAAP Results
Unlevered free cash flow	$237.0	$185.9	27.5%	$505.3	$420.4	20.2%
Operating Metric
Total bookings	$1,054.8	$936.3	12.7%	$2,143.5	$1,887.4	13.6%

•Total revenue of $931.3 million, up 15.5% year over year, or 14.3% on a constant currency basis.
•Total bookings of $1,054.8 million, up 12.7% year over year, or 10.6% on a constant currency basis.
•Net cash provided by operating activities of $209.4 million, up 24.6% year over year.
•Unlevered free cash flow of $237.0 million, up 27.5% year over year.
•Domains revenue of $436.7 million, up 18.2% year over year.
•Hosting and presence revenue of $318.5 million, up 9.0% year over year.
•Business applications revenue of $176.1 million, up 21.8% year over year.
•International revenue of $317.2 million, up 19.2% year over year, or 15.8% on a constant currency basis.

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Business Highlights
•Introduced GoDaddy Payments - a new payments solution that enables Websites + Marketing and Managed WordPress WooCommerce customers to handle all of their commerce transactions directly through GoDaddy.
•Announced an integration with Google allowing GoDaddy's customers to display their product inventory directly within Google Search, Shopping, Image Search, and YouTube for free.
•GoDaddy further enhanced Facebook advertising capabilities, allowing its customers to create and manage Facebook and Instagram ad campaigns directly within their GoDaddy dashboard.
•Launched GoDaddy Studios, a rebranding of the Over content creation platform, with enhanced functionality and expanded use cases. Customers can now create eye-catching website images and visuals with GoDaddy Studio's advanced image creation and editing for their entire online presence.
•GoDaddy introduced a Job Postings function within Websites + Marketing to help small businesses struggling to staff newly re-opened businesses.
•Released its GoDaddy Pro brand in India to help increase the opportunities for web designers and developers with our tools and services, which are custom-built to help web pros increase efficiency and grow their clientele.
•In June, GoDaddy published its inaugural Environmental, Social & Governance, or ESG, report. Our ESG report outlines GoDaddy's strategies, activities, metrics and performance progress towards building a more sustainable future for our operations, customers, employees and the planet.
•During Q2, GoDaddy repurchased nearly 1 million shares for an aggregate purchase price of $81 million, with approximately $1 billion remaining under current authorizations.

Balance Sheet
At June 30, 2021, total cash and cash equivalents were $1,375 million, total debt was $3,937 million and net debt was $2,562 million.
Business Outlook
For the third quarter ending September 30, 2021, GoDaddy expects revenue of approximately $945 million, or 12% year over year growth.
GoDaddy expects full year revenue of approximately $3.75 billion, representing 13% year over year growth.
For the full year, GoDaddy expects unlevered free cash flow of approximately $955 million, representing full year growth of 16% versus 2020.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP because projections of changes in individual balance sheet amounts are not possible without unreasonable effort and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss second quarter 2021 results at 5:00 p.m. Eastern Time on August 4, 2021. To hear the call, please pre-register online at https://investors.godaddy.net/investor-relations/overview/default.aspx for webcast information. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the earnings call. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services; any projections of product or service availability, or technology developments and innovation, any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans, partner integrations and marketing strategy; any statements regarding future financial results; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of COVID-19; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as well as those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which are available
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on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. GoDaddy is the place people come to name their idea, build a professional website, attract customers, sell their products and services and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Domains	$436.7	$369.6	$859.4	$725.5
Hosting and presence	318.5	292.2	628.8	589.4
Business applications	176.1	144.6	344.2	283.5
Total revenue	931.3	806.4	1,832.4	1,598.4
Costs and operating expenses(1)(2)
Cost of revenue (excluding depreciation and amortization)	332.0	289.4	653.2	566.5
Technology and development	172.0	135.9	358.4	270.4
Marketing and advertising	126.5	104.4	259.2	197.5
Customer care	78.3	83.8	156.9	169.0
General and administrative	84.5	82.2	179.7	167.7
Restructuring charges	—	39.4	—	39.4
Depreciation and amortization	50.0	48.4	99.0	100.6
Total costs and operating expenses	843.3	783.5	1,706.4	1,511.1
Operating income	88.0	22.9	126.0	87.3
Interest expense	(32.6)	(19.4)	(61.3)	(40.6)
Tax receivable agreements liability adjustment	—	(674.7)	—	(674.7)
Other income (expense), net	(0.9)	(1.1)	(0.2)	(2.5)
Income (loss) before income taxes	54.5	(672.3)	64.5	(630.5)
Benefit (provision) for income taxes	(7.6)	(0.9)	(6.8)	0.5
Net income (loss)	46.9	(673.2)	57.7	(630.0)
Less: net income attributable to non-controlling interests	0.1	—	0.1	0.3
Net income (loss) attributable to GoDaddy Inc.	$46.8	$(673.2)	$57.6	$(630.3)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.28	$(4.06)	$0.34	$(3.72)
Diluted	$0.27	$(4.06)	$0.33	$(3.72)
Weighted-average shares of Class A common stock outstanding:
Basic	168,204	165,845	168,816	169,479
Diluted	171,129	165,845	172,388	169,479
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.2	$0.2	$0.4	$0.3
Technology and development	27.9	22.0	54.9	43.1
Marketing and advertising	7.0	5.4	13.2	10.0
Customer care	3.7	3.3	6.7	5.9
General and administrative	12.6	17.7	28.8	34.7
Total equity-based compensation expense	$51.4	$48.6	$104.0	$94.0

(2) Costs and operating expenses include acquisition-related costs as follows:
Technology and development	$4.5	$1.1	$33.7	$2.6
Customer care	—	(0.1)	1.4	—
General and administrative	4.2	3.6	20.5	11.9
Total acquisition-related costs	$8.7	$4.6	$55.6	$14.5
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,375.2	$765.2
Accounts and other receivables	54.6	41.8
Registry deposits	31.0	31.1
Prepaid domain name registry fees	426.5	392.4
Prepaid expenses and other current assets	103.5	60.8
Total current assets	1,990.8	1,291.3
Property and equipment, net	241.8	257.3
Operating lease assets	128.2	142.0
Prepaid domain name registry fees, net of current portion	183.0	176.1
Goodwill	3,525.2	3,275.1
Intangible assets, net	1,242.4	1,255.1
Other assets	50.7	36.0
Total assets	$7,362.1	$6,432.9
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$77.4	$51.0
Accrued expenses and other current liabilities	483.6	527.6
Deferred revenue	1,871.4	1,711.3
Long-term debt	24.1	24.3
Total current liabilities	2,456.5	2,314.2
Deferred revenue, net of current portion	767.0	725.1
Long-term debt, net of current portion	3,869.3	3,090.1
Operating lease liabilities, net of current portion	153.4	166.7
Other long-term liabilities	62.4	56.6
Deferred tax liabilities	84.9	92.0
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,458.0	1,308.8
Accumulated deficit	(1,409.2)	(1,190.9)
Accumulated other comprehensive loss	(82.3)	(131.0)
Total stockholders' deficit attributable to GoDaddy Inc.	(33.3)	(12.9)
Non-controlling interests	1.9	1.1
Total stockholders' deficit	(31.4)	(11.8)
Total liabilities and stockholders' deficit	$7,362.1	$6,432.9

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income (loss)	$57.7	$(630.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	99.0	100.6
Equity-based compensation expense	104.0	94.0
Non-cash restructuring charges	—	29.0
Tax receivable agreements liability adjustment	—	674.7
Other	16.8	18.4
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(40.6)	(17.5)
Prepaid expenses and other current assets	(20.9)	(16.9)
Accounts payable	25.7	7.2
Deferred revenue	196.4	155.1
Other operating assets and liabilities	(7.4)	(13.2)
Net cash provided by operating activities	430.7	401.4
Investing activities
Maturities of short-term investments	—	23.7
Business acquisitions, net of cash acquired	(320.1)	(189.9)
Purchases of intangible assets	(9.8)	—
Purchases of property and equipment	(21.1)	(30.7)
Purchases of equity investments	(10.0)	—
Other investing activities	1.1	0.3
Net cash used in investing activities	(359.9)	(196.6)
Financing activities
Proceeds received from:
Issuance of senior notes	800.0	—
Stock option exercises	25.8	44.5
Issuance of Class A common stock under ESPP	18.4	17.5
Payments made for:
Repurchases of Class A common stock	(275.9)	(541.7)
Repayment of term loans	(16.2)	(12.5)
Other financing obligations	(12.5)	(1.8)
Net cash provided by (used in) financing activities	539.6	(494.0)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	(0.9)
Net increase (decrease) in cash and cash equivalents	610.0	(290.1)
Cash and cash equivalents, beginning of period	765.2	1,062.8
Cash and cash equivalents, end of period	$1,375.2	$772.7

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in millions)
Total bookings:
Total revenue	$931.3	$806.4	$1,832.4	$1,598.4
Change in deferred revenue	66.1	59.4	188.8	155.7
Net refunds	55.9	69.7	118.0	133.0
Other	1.5	0.8	4.3	0.3
Total bookings	$1,054.8	$936.3	$2,143.5	$1,887.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$209.4	$168.1	$430.7	$401.4
Cash paid for interest on long-term debt	30.7	25.0	45.7	36.2
Cash paid for acquisition-related costs(1)	8.2	9.6	46.9	13.1
Capital expenditures	(12.1)	(17.2)	(21.1)	(30.7)
Cash paid for restructuring charges(2)	0.8	0.4	3.1	0.4
Unlevered free cash flow	$237.0	$185.9	$505.3	$420.4
_______________________________
(1) Cash paid for acquisition-related costs for the six months ended June 30, 2021 includes $29.4 million in compensatory payments expensed in connection with our February 2021 acquisition of Poynt.
(2) Cash paid for restructuring charges includes lease payments related to our closed operations in connection with the June 2020 restructuring.

The following table provides a reconciliation of net debt:

June 30, 2021

(in millions)
Net Debt:
Current portion of long-term debt	$24.1
Long-term debt	3,869.3
Unamortized original issue discount and debt issuance costs	44.0
Total debt	3,937.4
Less: cash and cash equivalents	(1,375.2)
Net debt	$2,562.2

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	June 30,
	2021	2020

	(in thousands)
Shares Outstanding:
Class A common stock	168,720	166,751
Class B common stock	379	1,120
Total common stock outstanding	169,099	167,871
Effect of dilutive securities(1)	2,521	—
	171,620	167,871
___________________________________________________________________________________________________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors
Mark Grant
602.817.7200
investors@godaddy.com

Media
Dan Race
480.505.8877
pr@godaddy.com

Source: GoDaddy Inc.

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